UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 22, 2011

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-3492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01.                      Entry into a Material Definitive Agreement.

On February 22, 2011, Halliburton entered into a U.S. $2,000,000,000 Five Year Revolving Credit Agreement among Halliburton, as Borrower, the Banks party thereto, and Citibank, N.A., as Agent.

The 2011 Credit Agreement is for general working capital purposes and expires on February 22, 2016.  The 2011 Credit Agreement replaces Halliburton’s U.S. $1,200,000,000 Five Year Revolving Credit Agreement dated as of July 9, 2007.

The 2011 Credit Agreement is attached to this report as Exhibit 10.1.

Item 1.02.                      Termination of a Material Definitive Agreement.

On February 22, 2011, Halliburton terminated its U.S. $1,200,000,000 Five Year Revolving Credit Agreement, dated as of July 9, 2007, among Halliburton, the Banks party thereto, and Citicorp North America, Inc., as Administrative Agent.

The 2007 Credit Agreement was for general working capital purposes and was replaced with the 2011 Credit Agreement described in Item 1.01 above.

Item 9.01.                      Financial Statements and Exhibits.

The exhibit listed below is filed herewith.

(c)           Exhibits.

10.1	U.S. $2,000,000,000 Five Year Revolving Credit Agreement among Halliburton, as Borrower, the Banks party thereto, and Citibank, N.A., as Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: February 23, 2011	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1	U.S. $2,000,000,000 Five Year Revolving Credit Agreement among Halliburton, as Borrower, the Banks party thereto, and Citibank, N.A., as Agent.